Exhibit 99.1

Net 1 Reports Second Quarter 2022 Results

JOHANNESBURG, February 9, 2022 - Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS; JSE: NT1) today released results for the second fiscal quarter ended December 31, 2021.

Highlights:

  Continued momentum in Easy Pay Everywhere (“EPE”), ending the quarter with just under 1.1 million EPE accounts as of December 31, 2021;
  At December 31, 2021, unrestricted cash of $182.4 million;
  Revenue of $31.1 million, a decrease of 4% from Q2 2021;
  38% recovery in operating loss to $(9.4) million in Q2 2022, reflecting the direct cost reductions in our Consumer business;
  GAAP EPS of $(0.22) and Fundamental EPS of $(0.13); and
  42% improvement in adjusted EBITDA loss to $(7.1) million, underpinned by the turnaround in our Consumer business.
“I am pleased with the progress we made in Q2, towards our strategic goal of returning our consumer financial services business to breakeven and then profitability as soon as possible.  During the quarter we continued to grow active accounts, improved average revenue per customer and delivered on our cost savings initiatives. We have seen this positive momentum translate into a marked improvement in the operational performance of our consumer business compared to Q1.” said Chris Meyer, Group CEO of Net1. “We are looking forward to finalizing the Connect Group acquisition in Q3, which will transform our Merchant business, once all the regulatory approvals are in place. We also made key enhancements to our management team, positioning us with the right leadership to successfully execute our long-term growth strategy and advance our key initiatives. However, we know there is still a lot more work to be done as we continue our journey of building the leading South African FinTech platform for underserved consumers and merchants.”

Summary Financial Metrics

Three months ended

	Three months ended
	Dec 31, 2021	Dec 31, 2020	Sep 30, 2021	Q2 '22 vs Q2 '21	Q2 '22 vs Q1 '22	Q2 '22 vs Q2 '21	Q2 '22 vs Q1 '22
(All figures in USD '000s except per share data)	USD '000's (except per share data)			% change in USD		% change in ZAR
Revenue	31,114	32,305	34,504	(4%)	(10%)	(4%)	(5%)

GAAP operating loss	(9,427)	(15,205)	(11,225)	(38%)	(16%)	(38%)	(12%)

Adjusted EBITDA (loss)(1)	(7,059)	(12,132)	(10,087)	(42%)	(30%)	(42%)	(26%)

GAAP (loss) earnings per share ($)	(0.22)	(0.08)	(0.23)	171%	(5%)	170%	(0%)

Fundamental loss per share ($)(1)	(0.13)	(0.23)	(0.22)	(43%)	(41%)	(44%)	(38%)

Fully-diluted shares outstanding ('000's)	57,204	56,641	56,809	1%	1%	nm	nm

Average period USD/ ZAR exchange rate	15.38	15.47	14.61	(1%)	5%	nm	nm

Six months ended

	Six months ended December 31,		F2022 vs F2021	F2022 vs F2021
	2021	2020
(All figures in USD '000s except per share data)	USD '000's (except per share data)		% change in USD	% change in ZAR
Revenue	65,618	67,441	(3%)	(9%)

GAAP operating loss	(20,652)	(25,980)	(21%)	(25%)

Adjusted EBITDA (loss)(1)	(17,146)	(21,876)	(22%)	(26%)

GAAP loss per share ($)	(0.45)	(0.59)	(24%)	(29%)

Fundamental loss per share ($)(1)	(0.35)	(0.45)	(22%)	(27%)

Fully-diluted shares outstanding ('000's)	57,093	56,880	0%	nm

Average period USD/ ZAR exchange rate	15.47	16.47	(6%)	nm

(1) Adjusted EBITDA (loss), fundamental loss and fundamental loss per share are non-GAAP measures and are described below under "Use of Non-GAAP Measures-EBITDA and Adjusted EBITDA, and -Fundamental net (loss) income and fundamental (loss) earnings per share." See Attachment B for a reconciliation of GAAP operating loss to EBITDA (loss) and Adjusted EBITDA (loss), and GAAP net loss to fundamental net loss and loss per share.

Factors impacting comparability of our Q2 2022 and Q2 2021 results

• Lower revenue: Our revenues decreased 4% in ZAR primarily due to lower hardware sales as a result of the global chip shortage and fewer prepaid airtime sales. The benefit of the increase in active accounts was offset by lower ATM transactions as the number of active ATMs decreased as we go through a relocation process;

• Lower operating losses: Operating losses decreased, delivering an improvement of 38% in ZAR compared with the prior period primarily due to the closure of IPG and the implementation of various cost reduction initiatives in our Consumer business;

• Significant transaction costs: We expensed $1.5 million of transaction costs related to the Connect Group acquisition; and

• Foreign exchange movements: The U.S. dollar was 1% stronger against the ZAR during Q2 2022, which impacted our reported results.

Results of Operations by Segment and Liquidity

During November 2021, our chief operating decision maker ("CODM") changed our operating and internal reporting structures following the establishment of a new management team and our decision to focus primarily on the South African market. Our CODM has decided to analyze our operating performance primarily based on operational lines which group financial services provided to customers (consumers) into the Consumer operating segment and goods and services provided to corporate and other juristic entities into the Merchant operating segment.

Consumer

Segment revenue was $16.6 million in Q2 2022, up  2% compared with Q2 2021, and up  2% compared with Q1 2022 on a constant currency basis. Segment revenue increased primarily due to higher insurance revenue and moderately higher account holder fees, which was partially offset by moderately lower lending revenue and lower ATM transaction volumes. Segment EBITDA loss has decreased primarily due to the implementation of various cost reduction initiatives, which was partially offset by an increase in insurance-related claims experience and an increase in our allowance for doubtful finance loans receivable recorded during the second quarter of fiscal 2022 following strong loan originations in December 2021. Our EBITDA loss margin (calculated as EBITDA loss divided by revenue) for Q2 2022 and 2021 was  (27.4%) and  (32.1%), respectively.

Merchant

Segment revenue was $14.1 million in Q2 2022, down  8% compared with Q2 2021 and down  13% compared to Q1 2022 on a constant currency basis. Segment revenue decreased due to fewer hardware sales as a result of the global chip shortage and fewer prepaid airtime sales, which was partially offset by higher processing fees. The decrease in segment EBITDA is primarily due to the lower revenue. The decrease in segment EBITDA is primarily due to fewer sales. Our EBITDA margin for Q2 2022 and 2021 was  5.6% and  8.1%, respectively.

Other

Other includes the activities of IPG in fiscal 2021 and our other business outside South Africa.

Segment revenue decreased due to lower revenue following the closure of IPG in fiscal 2021. We recorded an EBITDA contribution during Q2 2022 following the closure of our loss-making activities performed through IPG. Our EBITDA (loss) margin for the Other segment was  31.1% and  (494.2%) during Q2 2022 and 2021, respectively.

Corporate/Eliminations

Our corporate expenses generally include acquisition-related intangible asset amortization; expenses incurred related to corporate actions; expenditure related to compliance with the Sarbanes-Oxley Act of 2002; non-employee directors’ fees; certain employee and executive bonuses; stock-based compensation; legal fees; audit fees; directors and officer’s insurance premiums; elimination entries and from fiscal 2022 our group CEO’s compensation.

Our corporate expenses for fiscal 2022 decreased compared with fiscal 2021 due to the inclusion of an allowance on doubtful loans receivable from equity-accounted investments of $0.7 million created during the second quarter of fiscal 2021. Our corporate expenses for fiscal 2022 includes transaction related expenses of $1.5 million (ZAR 22.9 million) related to the Connect Group acquisition. We expect to incur additional expenses related to the Connect Group transaction in the third quarter of fiscal 2022.

Cash flow and liquidity

At December 31, 2021, our cash and cash equivalents were $182.4 million and comprised of U.S. dollar-denominated balances of $159.4 million, ZAR-denominated balances of ZAR 0.3 billion ($21.0 million), and other currency deposits, primarily Botswana pula, of $2.0 million, all amounts translated at exchange rates applicable as of December 31, 2021. The decrease in our unrestricted cash balances from June 30, 2021, was primarily due to growth in our financial loans receivable book in December 2021, and utilization of cash reserves to fund our operations, partially offset by the receipt of $7.5 million related to the sale of Bank Frick in fiscal 2021.

Excluding the impact of income taxes, our cash used in operating activities during the first quarter of fiscal 2022 was impacted by the utilization of cash to grow our financial loans receivable book in December 2021, but partially offset by lower cash losses incurred by the majority of our continuing operations. Capital expenditures for Q2 2022 and 2021 were $0.2 million and $3.0 million, respectively.

Conference Call

Net1 will host a conference call to review these results on February 10, 2022, at 8:00 a.m. Eastern Time. To participate in the call, dial 1-508-924-4326 (US and Canada), 0333-300-1418 (U.K. only) or 010-201-6800 (South Africa only) ten minutes prior to the start of the call. Callers should request "Net1 call" upon dial-in. The call will also be webcast on the Net1 homepage, www.net1.com. Please click on the webcast link at least ten minutes prior to the call. A webcast of the call will be available for replay on the Net1 website.

Participants can pre-register for the February 10, 2022, conference call by navigating to https://services.choruscall.za.com/DiamondPassRegistration/register?confirmationNumber=4585301&linkSecurityString=825dd9610 Participants utilizing this pre-registration service will receive their dial-in number upon registration.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of EBITDA, adjusted EBITDA, fundamental net (loss) income and fundamental (loss) earnings per share and headline (loss) earnings per share are non-GAAP measures.

Operating income before depreciation and amortization and adjusted EBITDA

Operating income before depreciation and amortization is GAAP operating (loss) income adjusted for depreciation and amortization. Adjusted EBITDA is earnings before interest, tax, depreciation and amortization ("EBITDA"), adjusted for unusual non-recurring items, costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net loss and fundamental loss per share

Fundamental net loss and loss per share is GAAP net loss and loss per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net loss and loss per share for fiscal 2022 also includes an adjustment for to an unrealized loss related to fair value adjustments in respect of currency options.

Fundamental net loss and loss per share for fiscal 2021 also includes adjustments related to changes in the fair value of equity securities, impairment losses related to an equity-accounted investment and the deferred tax liability reversal related to the impairment of the equity-accounted investment, an allowance for doubtful loans to equity-accounted investments and a loss on disposal of an equity-accounted investment.

Management believes that the EBITDA, adjusted EBITDA, fundamental net (loss) income and (loss) earnings per share metrics enhance its own evaluation, as well as an investor's understanding, of our financial performance. Attachment B presents the reconciliation between GAAP operating income and EBITDA and adjusted EBITDA; and GAAP net (loss) income and (loss) earnings per share and fundamental net (loss) income and (loss) earnings per share.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and H(L)EPS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Net1

Net1 is a leading financial technology company that utilizes its proprietary banking and payment technology to deliver on its mission of financial inclusion through the distribution of low-cost financial and value-added services to underserved consumers and small businesses in Southern Africa, which represents a significant segment of these economies. The Company also provides transaction processing services, including being a payment processor and bill payment platform in South Africa. Net1 leverages its strategic investments to further expand its product offerings or to enter new markets.

Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. We undertake no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:
Partner - ICR

Email: net1IR@icrinc.com

Media Relations Contact:

Bridget von Holdt

Co-Market Leader | MD - BCW

Phone: +27-82-610-0650

Email: Bridget.vonholdt@bcw-global.com

NET 1 UEPS TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

	Unaudited		Unaudited
	Three months ended		Six months ended
	December 31,		December 31,
	2021	2020	2021	2020
	(In thousands)		(In thousands)

REVENUE	$31,114	$32,305	$65,618	$67,441

EXPENSE

Cost of goods sold, IT processing, servicing and support	20,580	24,339	44,787	50,799
Selling, general and administration	17,746	22,097	38,188	40,625
Depreciation and amortization	726	1,074	1,621	1,997
Transaction costs related to Connect Group acquisition	1,489	-	1,674	-

OPERATING LOSS	(9,427)	(15,205)	(20,652)	(25,980)

CHANGE IN FAIR VALUE OF EQUITY SECURITIES	-	15,128	-	15,128

UNREALIZED LOSS RELATED TO FAIR VALUE ADJUSTMENT TO CURRENCY OPTIONS	2,429	-	2,429	-

LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT	-	13	-	13

INTEREST INCOME	313	717	702	1,328

INTEREST EXPENSE	765	677	1,581	1,424

LOSS BEFORE INCOME TAX EXPENSE	(12,308)	(50)	(23,960)	(10,961)

INCOME TAX EXPENSE	98	3,468	284	2,378

NET LOSS BEFORE LOSS FROM EQUITY-ACCOUNTED INVESTMENTS	(12,406)	(3,518)	(24,244)	(13,339)

LOSS FROM EQUITY-ACCOUNTED INVESTMENTS	-	(1,016)	(1,156)	(20,153)

NET LOSS ATTRIBUTABLE TO NET1	(12,406)	(4,534)	(25,400)	(33,492)

Net loss per share, in United States dollars:
Basic loss attributable to Net1 shareholders	$(0.22)	$(0.08)	$(0.45)	$(0.59)
Diluted loss attributable to Net1 shareholders	$(0.22)	$(0.08)	$(0.45)	$(0.59)

NET 1 UEPS TECHNOLOGIES, INC.

Unaudited Consolidated Balance Sheets

	Unaudited	(A)
	December 31,	June 30,
	2021	2021
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$182,356	$198,572
Restricted cash	57,788	25,193
Accounts receivable, net of allowance of - December: $424; June: $267 and other receivables	20,701	26,583
Finance loans receivable, net of allowance of - December: $2,397; June: $2,349	21,571	21,142
Inventory	20,005	22,361
Total current assets before settlement assets	302,421	293,851
Settlement assets	369	466
Total current assets	302,790	294,317

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - December: $34,643; June: $38,535	5,389	7,492
OPERATING LEASE RIGHT-OF-USE	3,611	4,519
EQUITY-ACCOUNTED INVESTMENTS	7,217	10,004
GOODWILL	26,239	29,153
INTANGIBLE ASSETS, net of accumulated amortization of - December: $14,757; June: $16,403	288	357
DEFERRED INCOME TAXES	868	622
OTHER LONG-TERM ASSETS, including reinsurance assets	77,821	81,866
TOTAL ASSETS	424,223	428,330

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	47,960	14,245
Accounts payable	3,539	7,113
Other payables	30,248	27,588
Operating lease liability - current	2,516	2,822
Income taxes payable	271	256
Total current liabilities before settlement obligations	84,534	52,024
Settlement obligations	369	466
Total current liabilities	84,903	52,490
DEFERRED INCOME TAXES	10,402	10,415
OPERATING LEASE LIABILITY - LONG TERM	1,281	1,890
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,391	2,576
TOTAL LIABILITIES	98,977	67,371
REDEEMABLE COMMON STOCK	84,979	84,979

EQUITY
NET1 EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: December: $57,657,172; June: $56,716,620	80	80
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: December: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	303,804	301,959
TREASURY SHARES, AT COST: December: $24,891,292; June: $24,891,292	(286,951)	(286,951)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(157,879)	(145,721)
RETAINED EARNINGS	381,213	406,613
TOTAL NET1 EQUITY	240,267	275,980
NON-CONTROLLING INTEREST	-	-
TOTAL EQUITY	240,267	275,980

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$424,223	$428,330

(A) Derived from audited consolidated financial statements.

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Unaudited		Unaudited
	Three months ended		Six months ended
	December 31,		December 31,
	2021	2020	2021	2020
	(In thousands)		(In thousands)

Cash flows from operating activities
Net loss	$(12,406)	$(4,534)	$(25,400)	$(33,492)
Depreciation and amortization	726	1,074	1,621	1,997
Impairment loss	85	-	225	-
Movement in allowance for doubtful accounts receivable	740	100	1,126	614
Loss from equity-accounted investments	-	1,016	1,156	20,153
Movement in allowance for doubtful loans	-	661	-	739
Change in fair value of equity securities	-	(15,128)	-	(15,128)
Fair value adjustment related to financial liabilities	(234)	790	(324)	1,676
Unrealized loss related to fair value adjustment to currency options	2,429	-	2,429	-
Interest payable	(113)	42	(102)	(21)
Loss on disposal of equity-accounted investment	-	13	-	13
Profit on disposal of property, plant and equipment	(1,356)	752	(1,521)	742
Stock-based compensation charge	788	232	1,097	631
Dividends received from equity-accounted investments	-	68	137	125
(Increase) Decrease in accounts receivable and finance loans receivable	(3,467)	6,559	(2,279)	(1,556)
(Increase) Decrease in inventory	(1,429)	(145)	154	2,214
Increase (Decrease) in accounts payable and other payables	676	(3,084)	245	(3,499)
(Decrease) Increase in taxes payable	(245)	(421)	49	(15,338)
Increase (Decrease) in deferred taxes	21	26	(346)	(1,729)
Net cash used in operating activities	(13,785)	(11,979)	(21,733)	(41,859)

Cash flows from investing activities
Capital expenditures	(189)	(3,023)	(887)	(3,298)
Proceeds from disposal of property, plant and equipment	1,760	75	1,991	91
Proceeds from disposal of equity-accounted investment - Bank Frick	7,500	-	7,500	-
Proceeds from disposal of Net1 Korea, net of cash disposed	-	-	-	20,114
Proceeds from disposal of DNI as equity-accounted investment	-	5,681	-	6,010
Loan to equity-accounted investment	-	(1,160)	-	(1,238)
Net change in settlement assets	97	1,377	97	5,445
Net cash (used in) provided by investing activities	9,168	3,084	8,701	27,258

Cash flows from financing activities
Proceeds from bank overdraft	172,445	137,333	311,350	206,479
Repayment of bank overdraft	(172,768)	(88,258)	(271,676)	(165,108)
Proceeds from issue of shares	739	18	739	18
Proceeds from disgorgement of shareholders' short-swing profits	-	26	-	124
Net change in settlement obligations	(97)	(1,377)	(97)	(5,445)
Net cash provided by (used in) financing activities	319	47,742	40,316	36,068

Effect of exchange rate changes on cash	(5,979)	12,296	(10,905)	13,102
Net increase (decrease) in cash, cash equivalents and restricted cash	(10,277)	51,143	16,379	34,569
Cash, cash equivalents and restricted cash - beginning of period	250,421	215,911	223,765	232,485
Cash, cash equivalents and restricted cash - end of period	$240,144	$267,054	$240,144	$267,054

Net 1 UEPS Technologies, Inc.

Attachment A

Operating segment revenue, operating (loss) income and operating (loss) margin:

Three months ended December 31, 2021 and 2020 and June 30, 2021

	Three months ended			Change - actual		Change - constant exchange rate(1)
Key segmental data, in '000, except margins	Dec 31, 2021	Dec 31, 2020	Sep 30, 2021	Q2 '22 vs Q2 '21	Q2 '22 vs Q1 '22	Q2 '22 vs Q2 '21	Q2 '22 vs Q1 '22
Revenue:
Consumer	$16,639	$16,259	$17,164	2%	(3%)	2%	2%
Merchant	14,102	15,206	17,072	(7%)	(17%)	(8%)	(13%)
Other	396	878	427	(55%)	(7%)	(55%)	(2%)
Subtotal: Operating segments	31,137	32,343	34,663	(4%)	(10%)	(4%)	(5%)
Intersegment eliminations	(23)	(38)	(159)	(39%)	(86%)	(40%)	(85%)
Consolidated revenue	$31,114	$32,305	$34,504	(4%)	(10%)	(4%)	(5%)

EBITDA:
Consumer	$(4,551)	$(5,214)	$(9,454)	(13%)	(52%)	(13%)	(49%)
Merchant	795	1,227	1,885	(35%)	(58%)	(36%)	(56%)
Other	123	(4,339)	143	nm	(14%)	nm	(9%)
Subtotal: Operating segments	(3,633)	(8,326)	(7,426)	(56%)	(51%)	(57%)	(49%)
Corporate/Eliminations	(4,235)	(4,743)	(1,980)	(11%)	114%	(11%)	125%
Segment Adjusted EBITDA	(7,868)	(13,069)	(9,406)	(40%)	(16%)	nm	nm
Less: Lease adjustments	833	1,062	924	(22%)	(10%)	nm	nm
Less: Depreciation and amortization	726	1,074	895	(32%)	(19%)	nm	nm
Consolidated operating loss	$(9,427)	$(15,205)	$(11,225)	(38%)	(16%)	(38%)	(12%)

EBITDA (loss) margin (%)
Consumer	(27.4%)	(32.1%)	(55.1%)
Merchant	5.6%	8.1%	11.0%
Other	31.1%	(494.2%)	33.5%
Consolidated EBITDA (loss) margin	(30.3%)	(47.1%)	(32.5%)

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during Q2 2022 also prevailed during Q2 2021 and Q1 2022.

Six months ended December 31, 2021 and 2020

			Change - actual	Change - constant exchange rate(1)

	Six months ended December 31,		F2021 vs F2020	F2021 vs F2020
Key segmental data, in '000, except margins	2021	2020
Revenue:
Consumer	$33,803	$31,631	7%	0%
Merchant	31,174	33,452	(7%)	(12%)
Other	823	2,434	(66%)	(68%)
Subtotal: Operating segments	65,800	67,517	(3%)	(8%)
Intersegment eliminations	(182)	(76)	139%	125%
Consolidated revenue	$65,618	$67,441	(3%)	(9%)

Operating (loss) income:
Consumer	$(14,005)	$(11,785)	19%	12%
Merchant	2,680	4,198	(36%)	(40%)
Other	266	(6,970)	nm	nm
Subtotal: Operating segments	(11,059)	(14,557)	(24%)	(29%)
Corporate/Eliminations	(6,215)	(7,539)	(18%)	(23%)
Segment Adjusted EBITDA	(17,274)	(22,096)	(22%)	nm
Less: Lease adjustments	1,757	1,887	(7%)	nm
Less: Depreciation and amortization	1,621	1,997	(19%)	nm
Consolidated operating loss	$(20,652)	$(25,980)	(21%)	(25%)

EBITDA (loss) margin (%)
Consumer	(41.4%)	(37.3%)
Merchant	8.6%	12.5%
Other	32.3%	(286.4%)
Consolidated EBITDA (loss) margin	(31.5%)	(38.5%)

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during the first half of fiscal 2022 also prevailed during the first half of fiscal 2021.

(Loss) Earnings from equity-accounted investments:

The table below presents the relative loss (earnings) from our equity-accounted investments:

	Three months ended December 31,			Six months ended December 31,
	2021	2020	% change	2021	2020	% change
Bank Frick	-	498	nm	-	979	nm
Share of net income	-	498	nm	-	979	nm
Finbond	-	(806)	nm	(1,156)	(20,267)	(94%)
Share of net loss	-	-	nm	(1,156)	(2,617)	(56%)
Impairment	-	(806)	nm	-	(17,650)	nm
Other	-	(708)	nm	-	(865)	nm
Share of net loss	-	(160)	nm	-	(317)	nm
Impairment	-	(548)	nm	-	(548)	nm
Loss from equity-accounted investments	$-	$(1,016)	nm	$(1,156)	$(20,153)	(94%)

Net 1 UEPS Technologies, Inc.

Attachment B

Reconciliation of GAAP operating loss to EBITDA loss and adjusted EBITDA loss:

Three and six months ended December 31, 2021 and 2020

	Three months ended December 31,		Six months ended December 31,
	2021	2020	2021	2020
Operating loss - GAAP	(9,427)	(15,205)	(20,652)	(25,980)

Depreciation and amortization	726	1,074	1,621	1,997
Operating loss before depreciation and amortization	(8,701)	(14,131)	(19,031)	(23,983)
Transaction costs	1,642	1,339	1,885	1,368
Adjusted EBITDA loss	(7,059)	(12,131)	(17,146)	(21,876)

Reconciliation of GAAP net loss and loss per share, basic, to fundamental net loss and loss per share, basic:

Three months ended December 31, 2021 and 2020

	Net (loss) income (USD '000)		(L)PS, basic (USD)		Net (loss) income (ZAR '000)		(L)PS, basic (ZAR)
	2021	2020	2021	2020	2021	2020	2021	2020
GAAP	(12,406)	(4,534)	(0.22)	(0.08)	(190,804)	(70,120)	(3.34)	(1.23)

Unrealized loss related to fair value adjustment to currency options	2,429	-			37,358	-
Transaction costs	1,642	1,339			25,254	20,708
Stock-based compensation charge	788	232			12,119	3,588
Intangible asset amortization, net	12	64			184	990
Change in fair value of equity securities, net	-	(11,951)			-	(184,828)
Impairment of equity method investment	-	1,354			-	19,850
Allowance for doubtful EMI loans receivable	-	661			-	10,223
Loss on disposal of equity-accounted investment	-	13			-	201
Fundamental	(7,535)	(12,822)	(0.13)	(0.23)	(115,889)	(199,388)	(2.03)	(3.52)

Six months ended December 31, 2021 and 2020

	Net (loss) income (USD '000)		(L) EPS, basic (USD)		Net (loss) income (ZAR '000)		(L)EPS, basic (ZAR)
	2021	2020	2021	2020	2021	2020	2021	2020
GAAP	(25,400)	(33,492)	(0.44)	(0.59)	(380,361)	(551,529)	(6.66)	(9.70)

Unrealized loss related to fair value adjustment to currency options	2,429	-			36,374	-
Transaction costs	1,885	1,369			28,228	22,544
Stock-based compensation charge	1,097	631			16,427	10,391
Intangible asset amortization, net	25	121			367	1,980
Impairment of equity method investments	-	18,198			-	301,579
Change in fair value of equity securities, net	-	(11,951)			-	(196,805)
Reversal of deferred taxes related to impairment of equity method investment	-	(1,353)			-	(22,633)
Allowance for doubtful EMI loans receivable	-	739			-	12,169
Loss on disposal of equity-accounted investment	-	13			-	214
Fundamental	(19,964)	(25,725)	(0.35)	(0.45)	(298,965)	(422,090)	(5.24)	(7.42)

Net 1 UEPS Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended December 31, 2021 and 2020

	2021	2020
Net loss (USD'000)	(12,406)	(4,534)
Adjustments:
Impairment of equity method investments	-	1,354
Impairment loss	85	-
(Profit) Loss on sale of property, plant and equipment	(1,356)	752
Tax effects on above	380	(211)

Net loss used to calculate headline loss (USD'000)	(13,297)	(2,626)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	57,204	56,641

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	57,204	56,641

Headline loss per share:
Basic, in USD	(0.23)	(0.05)
Diluted, in USD	(0.23)	(0.05)

Six months ended December 31, 2021 and 2020

	2021	2020
Net loss (USD'000)	(25,400)	(33,492)
Adjustments:
Impairment of equity method investments	-	18,198
Impairment loss	225	-
(Profit) Loss on sale of property, plant and equipment	(1,356)	742
Tax effects on above	380	(1,561)

Net loss used to calculate headline loss (USD'000)	(26,151)	(16,100)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	57,093	56,880

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	57,093	56,880

Headline loss per share:
Basic, in USD	(0.46)	(0.28)
Diluted, in USD	(0.46)	(0.28)

Calculation of the denominator for headline diluted loss per share

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	57,204	56,641	57,093	56,880
Denominator for headline diluted loss per share	57,204	56,641	57,093	56,880

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully-diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.